UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

April 13, 2017

Date of Report (Date of earliest event reported)

Installed Building Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36307	45-3707650
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. employer identification number)

495 South High Street, Suite 50

Columbus, Ohio 43215

(Address of principal executive offices, including zip code)

(614) 221-3399

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 13, 2017 (the “Closing Date”), Installed Building Products, Inc., a Delaware corporation (the “Company”), as borrower, entered into a term loan credit agreement (the “Term Loan Agreement”) with the lenders from time to time party thereto, Royal Bank of Canada as term administrative agent and RBC Capital Markets, UBS Securities LLC and Jefferies Finance LLC as joint lead arrangers and joint bookrunners. The Term Loan Agreement, subject to the terms and conditions set forth therein, provides for a new seven-year $300,000,000 term loan facility (the “Term Loan”).

On the Closing Date, the Company, as borrower, also entered into an asset-based lending credit agreement (the “ABL Credit Agreement” and together with the Term Loan Agreement, the “Senior Secured Credit Agreements”) with the subsidiary guarantors from time to time party thereto, the financial institutions from time to time party thereto, and SunTrust Bank, as issuing bank, swing bank and administrative agent, with SunTrust Robinson Humphrey, Inc. as left lead arranger and bookrunner. The ABL Credit Agreement provides for a revolving credit facility of up to approximately $100,000,000 and up to $50,000,000 for the issuance of letters of credit (the “ABL Revolver”), which may be reduced or increased pursuant to the ABL Credit Agreement. The borrowing base for the ABL Revolver, which determines availability under the facility, is based on a percentage of the value of certain of assets comprising the ABL Priority Collateral (as defined below).

Proceeds from the Senior Secured Credit Facilities were used to repay in full all amounts outstanding under the Credit and Security Agreement, dated February 29, 2016 (the “Credit and Security Agreement”), by and among the Company, the lenders party thereto and KeyBank National Association, as joint lead arranger, sole book runner, administrative agent, swing line lender and issuing lender. The Company also intends to use the Senior Secured Credit Facilities to fund ongoing operating and working capital needs and other general corporate purposes, and for certain fees and expenses associated with the closing of the Senior Secured Credit Facilities.

Maturity, Amortization and Prepayment

The Term Loan amortizes in quarterly principal payments of $750,000 starting on September 30, 2017, with any remaining unpaid balances due on April 15, 2024, which is the maturity date. Loans incurred under the ABL Revolver will have a final maturity of April 13, 2022.

Subject to certain exceptions, the Term Loan will be subject to mandatory pre-payments equal to (i) 100% of the net cash proceeds from issuances or incurrence of debt by the Company or any of its restricted subsidiaries (other than with respect to certain permitted indebtedness); (ii) 100% of the net cash proceeds from certain sales or dispositions of assets by the Company or any of its restricted subsidiaries in excess of a certain amount and subject to customary reinvestment provisions and certain other expenses; and (iii) 50% (with step-downs to 25% and 0% based upon achievement of specified net leverage ratios) of excess cash flow of the Company and its restricted subsidiaries in excess of $5,000,000, subject to customary exceptions and limitations.

Security and Guarantees

All of the obligations under the Senior Secured Credit Facilities will be guaranteed by all of the existing and future restricted subsidiaries of the Company (the “Guarantors”).

All obligations under the Senior Secured Credit Facilities, and the guarantees of those obligations, will be secured by substantially all of the assets of the Company and the guarantors subject to certain exceptions and permitted liens, including (i) with respect to the Term Loan, a first-priority security interest in such assets that constitute Term Loan Priority Collateral and a second-priority security interest in such assets that constitute ABL Priority Collateral and (ii) with respect to the ABL Revolver, a first-priority security interest in such assets that constitute ABL Priority Collateral and a second-priority security interest in such assets that constitute Term Loan Priority Collateral.

“ABL Priority Collateral” includes substantially all presently owned and after-acquired accounts, inventory, rights of an unpaid vendor with respect to inventory, deposit accounts, commodity accounts, securities accounts and lock boxes, investment property, cash and cash equivalents, and instruments and chattel paper and general intangibles, books and records, supporting obligations and documents and related letters of credit, commercial tort claims or other claims related to and proceeds of each of the foregoing.

“Term Loan Priority Collateral” includes all assets that are not ABL Priority Collateral.

Interest Rates

Loans under the Senior Secured Credit Facilities will bear interest based on, at the Company’s election, either the base rate or the Eurodollar rate plus, in each case, an applicable margin (the “Applicable Margin”). The Applicable Margin in respect of loans under (i) the Term Loan Agreement will be (A) 3.00% in the case of Eurodollar rate loans and (B) 2.00% in the case of base rate loans, and (ii) the ABL Facility will be (A) 1.25%, 1.50% or 1.75% in the case of Eurodollar rate loans (based on a measure of availability under the ABL Facility) and (B) 0.25%, 0.50% or 0.75% in the case of base rate loans (based on a measure of availability under the ABL Facility).

In addition, the Company will pay a closing fee of 1.25% of the Term Loan amount and customary commitment fees and letter of credit fees under the ABL Credit Agreement. The commitment fees will vary based upon a measure of the Company’s utilization under the ABL Revolver.

Covenants

The Senior Secured Credit Facilities each contain a number of customary affirmative and negative covenants that, among other things, limit or restrict the ability of the Company and the Guarantors to: incur indebtedness; incur liens; engage in mergers or other fundamental changes; sell certain property or assets; pay dividends or other distributions; make acquisitions, investments, guarantees, loans and advances; prepay certain indebtedness; change the nature of their business; engage in certain transactions with affiliates; and incur restrictions on contractual obligations limiting interactions between the Company and its subsidiaries or limit actions in relation to the Senior Secured Credit Facilities.

The ABL Credit Agreement also contains a financial covenant requiring the satisfaction of a minimum fixed charge coverage ratio of 1.00 to 1.00 in the event that the Company does not meet a minimum measure of availability under the ABL Revolver.

Events of Default

The Senior Secured Credit Agreements contains customary events of default, subject to certain grace periods, thresholds and materiality qualifiers. Such events of default include, without limitation: non-payment of obligations; the material inaccuracy of any representations or warranties; failure to perform or observe covenants; a default related to other material debt that could result in the acceleration of that debt; certain events of bankruptcy or insolvency; judgments for the payment of money in excess of $50,000,000 in the aggregate that remains unpaid or unstayed and undischarged for a period of 60 consecutive days; and a change of control of the Company. The occurrence and continuance of an event of default could result in, among other things, acceleration of amounts owing under the Senior Secured Credit Agreements and termination of the Senior Secured Credit Agreements.

Under the Term Loan Agreement, if upon the occurrence and during the continuance of certain events of default, any principal of or interest on any loan under the Term Loan Agreement or any fee or other amount payable by the Company is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount will bear interest at a rate per annum equal to (i) in the case of overdue principal of any loan under the Term Loan Agreement, 2.00% per annum plus the rate otherwise applicable to such loan, or (ii) in the case of any other amount, 2.00% per annum plus interest rate for base rate loans as described above.

Under the ABL Credit Agreement, during an event of default, interest on the outstanding and overdue obligations arising under the ABL Credit Agreement and the related loan documents may, at the administrative agent’s election, and shall, at the request of the Majority Lenders (as defined in the ABL Credit Agreement), accrue at a simple per annum interest rate equal to, with respect to all outstanding obligations under the ABL Credit Agreement, the sum of (i) the applicable interest rate basis, if any, with respect to the applicable obligation, plus (ii) the Applicable Margin for such interest rate basis, plus (iii) 2.00% (the “ABL Default Rate”); provided, however, that the ABL Default Rate will automatically deemed to be invoked at all times with respect to overdue obligations under the ABL Credit Agreement and the related loan documents that have been accelerated or deemed accelerated under the ABL Credit Agreement.

The foregoing descriptions of the material terms and conditions of the Senior Secured Credit Facilities do not purport to be complete and are subject to and qualified in their entirety by the full text of the Term Loan Agreement, the ABL Credit Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference, and the ABL/Term Loan Intercreditor Agreement, the Term Collateral Agreement, the ABL Security Agreement and the Term Guarantee Agreement, each dated as of the Closing Date, which are attached hereto as Exhibits 10.3, 10.4, 10.5 and 10.6, respectively, and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On the Closing Date, the Company terminated the Credit and Security Agreement and repaid all outstanding obligations thereunder using proceeds from the Senior Secured Credit Facilities. In connection with the termination of the Credit and

Security Agreement, all security interests and pledges granted to the secured parties thereunder were terminated and released. The Company did not incur any early termination penalties in connection with the termination of the Credit and Security Agreement. A description of the Credit and Security Agreement is included in the Company’s Current Report on Form 8-K filed on March 1, 2016, and such description is incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures under Item 1.01 of this Current Report on Form 8-K relating to the Senior Secured Credit Facilities are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On April 17, 2017, the Company issued a press release announcing the execution of the Senior Secured Credit Facilities. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, the information contained in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed to be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Term Loan Credit Agreement, dated April 13, 2017, by and among Installed Building Products, Inc., the lenders party thereto from time to time, Royal Bank of Canada, as term administrative agent, and RBC Capital Markets, UBS Securities LLC and Jefferies Finance LLC as joint lead arrangers and joint bookrunners.

10.2	Credit Agreement, dated April 13, 2017, by and among Installed Building Products, Inc., the subsidiary guarantors from time to time party thereto, the financial institutions from time to time party thereto, and SunTrust Bank, as issuing bank, swing bank and administrative agent, with SunTrust Robinson Humphrey, Inc. as left lead arranger and bookrunner.

10.3	ABL/Term Loan Intercreditor Agreement, dated April 13, 2017, by and among Installed Building Products, Inc., SunTrust Bank, as ABL agent, Royal Bank of Canada, as term loan agent, and each of the agents and certain of the Company’s subsidiaries from time to time party thereto.

10.4	Term Collateral Agreement, dated April 13, 2017, among Installed Building Products, Inc., certain of its subsidiaries and Royal Bank of Canada, as term collateral agent.

10.5	ABL Security Agreement, dated April 13, 2017, among Installed Building Products, Inc., certain of its subsidiaries and SunTrust Bank, as administrative agent.

10.6	Term Guarantee Agreement, dated April 13, 2017, among certain of Installed Building Products, Inc.’s subsidiaries and Royal Bank of Canada, as term collateral agent.

99.1	Press Release of Installed Building Products, Inc. dated April 17, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSTALLED BUILDING PRODUCTS, INC.

Date: April 17, 2017	By:	/s/ Michael T. Miller
Michael T. Miller
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Term Loan Credit Agreement, dated April 13, 2017, by and among Installed Building Products, Inc., the lenders party thereto from time to time, Royal Bank of Canada, as term administrative agent, and RBC Capital Markets, UBS Securities LLC and Jefferies Finance LLC as joint lead arrangers and joint bookrunners.

10.2	Credit Agreement, dated April 13, 2017, by and among Installed Building Products, Inc., the subsidiary guarantors from time to time party thereto, the financial institutions from time to time party thereto, and SunTrust Bank, as issuing bank, swing bank and administrative agent, with SunTrust Robinson Humphrey, Inc. as left lead arranger and bookrunner.

10.3	ABL/Term Loan Intercreditor Agreement, dated April 13, 2017, by and among Installed Building Products, Inc., SunTrust Bank, as ABL agent, Royal Bank of Canada, as term loan agent, and each of the agents and certain of the Company’s subsidiaries from time to time party thereto.

10.4	Term Collateral Agreement, dated April 13, 2017, among Installed Building Products, Inc., certain of its subsidiaries and Royal Bank of Canada, as term collateral agent.

10.5	ABL Security Agreement, dated April 13, 2017, among Installed Building Products, Inc., certain of its subsidiaries and SunTrust Bank, as administrative agent.

10.6	Term Guarantee Agreement, dated April 13, 2017, among certain of Installed Building Products, Inc.’s subsidiaries and Royal Bank of Canada, as term collateral agent.

99.1	Press Release of Installed Building Products, Inc. dated April 17, 2017.